EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 1996, except for Note 12 as to which the date is March 26, 1996, with respect to the financial statements of Video Sentry Corporation included in the Joint Proxy Statement and related Prospectus on Form S-4 of Sentry Technology Corporation.




                                        /s/ Ernst & Young LLP



Minneapolis, Minnesota
January 21, 1997